UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 5, 2006

ARTISTdirect, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-30063 Commission File Number)	95-4760230 (I.R.S. Employer Identification Number)
1601 Cloverfield Boulevard, Suite 400 South, Santa Monica, California (Address of principal executive offices)		90404-4082 (Zip Code)

(310) 956-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure.

This Amendment No. 1 on Form 8-K/A amends the Form 8-K of ARTISTdirect, Inc., a Delaware corporation (the “Registrant”), dated June 5, 2006 and filed with the Securities and Exchange Commission on June 6, 2005 (the “Form 8-K”).  As reported in the Form 8-K, members of the management team of the Registrant began making non-deal related presentations to certain brokerage firms and financial institutions on June 5, 2006.  A copy of the power-point slides used at these presentations was furnished in the Form 8-K as Exhibit 99.1.  The purpose of this Amendment No. 1 is to insert a new slide to Exhibit 99.1 that will be included in management presentations subsequent to the filing of this Amendment No. 1.

The information in this Item 7.01 and the exhibit attached hereto shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this report contains is material investor information that is not otherwise publicly available.

Item 9.01.              Financial Statements and Exhibits.

 (d)          Exhibits.

Exhibit No.	Title
99.1	Power-point slide to be used at presentations by the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTISTdirect, Inc. (Registrant)
Date: June 22, 2006
	By:	/s/ Robert N. Weingarten
	Name: Title:	Robert N. Weingarten Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title

99.1	Power-point slide to be used at presentations by the Registrant.